Deloitte &    Touche
                              Deloitte & Touche LLP
                              Telephone: (214) 777-7000
                                     Suite 1600
                               Chase Tower
                               2200 Ross Avenue
                            Dallas, Texas 75201-6778

November 6, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of American Republic Realty Fund I (Commission File No.
0-11578) dated Nopvember 6, 1998.

Yours truly,


/s/ Deloitte & Touche LLP



Deloitte & Touche
Tohmatsu